Exhibit 4.3

EXECUTION VERSION

Triumph

TWENTY-SIXTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This TWENTY-SIXTH AMENDMENT (this “Amendment”), dated as of August 17, 2020, is among TRIUMPH RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), TRIUMPH GROUP, INC., a Delaware corporation (“Triumph”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as a Related Committed Purchaser, as a Purchaser Agent, and as administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).

RECITALS

1.    The parties hereto are parties to the Receivables Purchase Agreement, dated as of August 7, 2008 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2.    Concurrently herewith, Triumph and PNC are entering into that certain Fourth Amendment to Performance Guaranty, dated as of the date hereof (the “Performance Guaranty Amendment”).

3.    Concurrently herewith, Triumph, PNC, the Seller, the Servicer and PNC Capital Markets LLC are entering into that certain Tenth Amended and Restated Purchaser Group Fee Letter, dated as of the date hereof (the “Fee Letter”; and together with the Performance Guaranty Amendment, collectively, the “Related Agreements”).

4.    The parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

SECTION 2. Consent.

In connection with this Amendment and the release by the Administrator of its security interest, for the benefit of the Purchasers, in certain indebtedness and other obligations owed to the Seller by certain Obligors, as set forth in Exhibit A hereto, each of the parties hereto hereby consents to the filing, at the sole expense of the Seller, with the appropriate filing office, of each of the UCC-3 financing statement amendments attached to Exhibit B hereto.

SECTION 3. Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to the condition precedent that the Administrator shall have received each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:

(a)    counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;

(b)    counterparts of each of the Related Agreements (whether by facsimile or otherwise) executed by each of the respective parties thereto;

(c)    evidence that the Credit Agreement (as defined in the Agreement immediately prior to the effectiveness of this Amendment) has been terminated;

(d)    evidence that each fee or other amount owing by the Seller under any Transaction Document or in connection with this Amendment or the transactions contemplated hereby has been paid in fully in accordance with the terms of the Fee Letter or such other document to which such fee or amount is payable; and

(e)    such other documents, agreements, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by the Administrator of an executed counterpart of this Amendment.

SECTION 4. Representations and Warranties.

Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:

(a)    Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b)    Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.

(c)    No Default. Immediately after giving effect to this Amendment, the Related Agreements and the transactions contemplated hereby and thereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 5. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 6. Reaffirmation of Performance Guaranty. After giving effect to this Amendment, the Related Agreements and each of the other transactions contemplated hereby and thereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Triumph hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 12. Post-Closing Covenant. The Seller and Servicer shall deliver a favorable opinion of counsel, in form and substance satisfactory to the Administrator, to the Administrator, each Purchaser and each Purchaser Agent covering UCC security interest perfection matters with respect to the transactions contemplated by this Amendment no later than the earlier of (i) thirty (30) days following the date hereof and (ii) the date of the first subsequent amendment to, restatement of or other modification to the Agreement. Failure to timely deliver such opinion in accordance with this Section 12 shall constitute a Termination Event with no grace period.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRIUMPH RECEIVABLES, LLC,
as Seller

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Director

TRIUMPH GROUP, INC., in its individual capacity and as Servicer

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President and Chief Financial Officer

S-1

RPA Amendment #26 (Triumph)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator, as a Related Committed Purchaser, and as a Purchaser Agent

By:	/s/ Christopher Blaney

Name: Christopher Blaney Title: Senior Vice President

S-2

RPA Amendment #26 (Triumph)

EXHIBIT A

(attached)

EXHIBIT A

RPA Amendment #26 (Triumph)

EXHIBIT B

(attached)

EXHIBIT B

RPA Amendment #26 (Triumph)